Exhibit 10.13(a)

WCI COMMUNITIES, INC.

AMENDED AND RESTATED

2013 DIRECTOR LONG TERM INCENTIVE PLAN

AMENDED AND RESTATED

LTIP AWARD AGREEMENT

THIS AMENDED AND RESTATED LTIP AWARD AGREEMENT (this “Agreement”), is entered into on this        day of              , 2013 by and between WCI Communities, Inc.,  WCI Communities Management, LLC, and WCI Communities, LLC, (collectively, “WCI”), and             (the “Participant”), effective as of the day immediately following the Public Trading Date (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, WCI is desirous of increasing the incentive of the Participant whose contributions are important to the continued success of WCI;

WHEREAS, WCI and the Participant entered into that certain LTIP Award Agreement (the “Original Agreement”) dated as of February 5, 2013 (the “Date of Grant”); and

WHEREAS, this Agreement shall replace and supersede the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, WCI hereby amends and restates the Original Agreement in its entirety, upon the following terms and conditions.  Capitalized terms not defined herein shall have the meaning ascribed thereto in the WCI Communities, Inc. Amended and Restated 2013 Director Long Term Incentive Plan (the “Plan”).

1.                                    GRANT OF LTIP AWARDS.

Subject to the terms and conditions of this Agreement and the Plan, WCI granted to the Participant              LTIP Awards (“LTIP Awards”), as of the Date of Grant.

2.                                    TERMS OF LTIP AWARDS/VESTING.

(a)                               Terms. The terms and conditions of the LTIP Awards shall be governed by Plan. If the Plan is not approved by a majority of the outstanding shares of common stock of WCI Communities, Inc. entitled to vote on or before the Public Trading Date or the Public Trading Date does not occur on or prior to December 31, 2013, then the Plan and this Agreement shall automatically become null and void ab initio and the Original Agreement and the Original Plan will continue to apply with respect to the LTIP Awards.

(b)                              Vesting.  The LTIP Award is subject to a future service requirement and shall be eligible to become vested pursuant to, and shall be subject to the forfeiture and termination provisions of, Article 7 of the Plan.

3.                                    MISCELLANEOUS

(a)                               Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Florida, without application to the principles of conflict of laws.

(b)                              Binding Nature of Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(c)                               Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(d)                             No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(e)                               Entire Agreement; Amendments.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof (including, without limitation, the Original Agreement).  Unless otherwise provided in the Plan, this Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(f)                                Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

{SIGNATURES ON FOLLOWING PAGE}

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WCI COMMUNITIES, INC.

By:
Name:
Title:

WCI COMMUNITIES MANAGEMENT, LLC

By:
Name:
Title:

WCI COMMUNITIES, LLC

By:
Name:
Title:

PARTICIPANT:

Signature Page to LTIP Award Agreement